Exhibit 99.1

Kentucky USA Energy, Inc. Announces Drilling Update

London, KY June 26, 2009: Kentucky USA Energy, Inc. (OTCBB: KYUS), a natural gas exploration and production company announced today an update on the Company’s drilling operation on its leasehold property in the New Albany Shale in western Kentucky.  The Company’s drilling contractor mobilized its rig to the Company’s next drilling location, Jimmy Jackson #1, spudded-in, and is presently drilling at approximately 1,172 feet.  The Hunter Wells #4 location has been acidized in the Dutch Creek formation at 2,610 to 2,625 feet and at 2,705 to 2,718 feet.  The swab and flow test on this well has indicated strong gas to the surface and the Company expects to increase its anticipated gas production at this well by more than double its original projections due to the second formation found in the well.  As reported in our April 24, 2009 press release, our Hunter Wells #4 location is also showing small amounts of oil in the Dutch Creek formation.

"We are excited about the natural gas and unexpected oil findings in the Dutch Creek formation and we believe that these findings will increase our production within those wells," said Steven Eversole, CEO of Kentucky USA Energy. "As we near tie-in, it is prudent that we look at all of our options in order to maximize the selling of our natural gas.  I want to thank our shareholders for being patient with our timeline. We continue to lay our gathering system and set meters to prepare ourselves for the initial connection to a third-party pipeline."

About Kentucky USA Energy, Inc.
Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing, exploration stage independent energy company with, it believes, the experience and technological expertise to exploit the gas resources on its properties in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

Forward-Looking Statements
Certain statements in this news release, which are not historical facts, are forward-looking statements.  These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements.  Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management.  Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and the volatility and decreases in energy prices.  Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.  Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact Information
Corporate Contact:
Kentucky USA Energy, Inc.
Steven Eversole, CEO
Ph: 606-878-5987

Investor Relations
Corporate Evolutions, Inc.
Ph: 516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com